June 16, 2008


U.S. Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the use in this Form S-8 Registration Statement, our report dated April 14, 2008 relating to the financial statements of Frontier Energy Corporation as of December 31, 2007 and for the years ended December 31, 2007 and 2006.

Sincerely,

/s/ De Joya Griffith & Company, LLC
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De Joya Griffith & Company, LLC